Exhibit 99.1

NEWS RELEASE

CEDAR FAIR ANNOUNCES SUCCESSFUL CLOSING OF $1.0 BILLION TERM LOAN B AND $300 MILLION REVOLVING CREDIT FACILITY

SANDUSKY, Ohio (May 1, 2024) — Cedar Fair, L.P. (NYSE: FUN) (the “Company”), a leader in regional amusement parks, water parks, and immersive entertainment, today announced it has entered into new credit facilities (the “New Credit Facilities”), comprising of a 7-year $1.0 billion senior secured term loan B maturing in 2031 and a new $300 million revolving credit facility maturing in 2028.

Cedar Fair is using the proceeds from the new term loan and cash on hand to fund the previously announced redemption of all of its outstanding $1.0 billion 5.500% Senior Secured Notes due in May 2025 on May 2, 2024, and to pay related expenses of the refinancing. The new revolving credit facility will replace Cedar Fair’s existing revolving credit facility.

“We are very pleased with the solid execution of the transaction and strong market demand for our term loan,” said Cedar Fair CFO Brian Witherow. “The overall strength of our balance sheet and strong 2023 financial performance created an opportunity for us to extend maturities and gain capital structure flexibility at market-favorable rates. We appreciate the strong support and continued confidence of our relationship banks and the debt capital markets.”

The interest rate for the term loan will be Term SOFR plus a margin of 2.00% per annum. The interest rate for borrowings under the revolving credit facility will be Term SOFR or Term CORRA plus a margin of 2.00% per annum. The New Credit Facilities are subject to customary affirmative, negative and financial covenants.

Goldman Sachs served as lead arranger and Weil, Gotshal & Manges LLP represented Cedar Fair as borrower’s counsel. Additional joint lead arrangers on the deal are Wells Fargo Securities, LLC, PNC Capital Markets LLC, Citizens Bank, N.A., Fifth Third Bank, National Association, JPMorgan Chase Bank, N.A. through its agent J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Capital One, National Association, HSBC Securities (USA) Inc. and Texas Capital Bank.

CEDAR FAIR ANNOUNCES SUCCESSFUL CLOSING OF $1.0 BILLION TERM LOAN B AND $300 MILLION REVOLVING CREDIT FACILITY

May 1, 2024

About Cedar Fair

Cedar Fair Entertainment Company (NYSE: FUN), one of the largest regional amusement-resort operators in the world, is a publicly traded partnership headquartered in Sandusky, Ohio. Focused on its mission to make people happy by providing fun, immersive, and memorable experiences, the Company owns and operates 13 properties, consisting of 11 amusement parks, four separately gated outdoor water parks, and resort accommodations totaling more than 2,300 rooms and more than 600 luxury RV sites. Cedar Fair’s parks are located in Ohio, California, North Carolina, South Carolina, Virginia, Pennsylvania, Minnesota, Missouri, Michigan, Texas and Toronto, Ontario.

Forward-Looking Statements

Some of the statements contained in this news release that are not historical in nature constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements as to the Company’s expectations, beliefs, goals, strategies regarding the future and the satisfaction of any conditions relating to the Redemption. These estimates, projections, and other forward-looking statements may involve risks and uncertainties that are difficult to predict, may be beyond our control and could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors, including general economic conditions, the impacts of public health concerns, adverse weather conditions, competition for consumer leisure time and spending, unanticipated construction delays, changes in the Company’s capital investment plans and projects and other factors discussed from time to time by the Company in its reports filed with the Securities and Exchange Commission (the “SEC”) could affect attendance at the Company’s parks and the Company’s growth strategies, and cause actual results to differ materially from the Company’s expectations or otherwise to fluctuate or decrease. Additional information on risk factors that may affect the business and financial results of the Company can be found in the Company’s Annual Report on Form 10-K and in the filings of the Company made from time to time with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether a result of new information, future events, information, circumstances or otherwise that arise after the publication of this document.

Investor Contact: Michael Russell, 419.627.2233

Media Contact: Gary Rhodes, 704.249.6119

Alternate Media Contact: Andrew Siegel / Lucas Pers, Joele Frank, 212.355.4449

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This news release and prior releases are available under the News tab at https://ir.cedarfair.com